                                                                   Exhibit 10.19

                                                                   July 30, 2001


                              AEROFLEX INCORPORATED

                     KEY EMPLOYEE DEFERRED COMPENSATION PLAN


Section 1. General Provisions

1.1   Name, General Purpose and Effective Date

      The name of this plan is the Aeroflex Incorporated Key Employee Deferred Compensation Plan (the "Plan"). The Plan is intended to enable Aeroflex Incorporated and its subsidiaries (collectively the "Company") to defer payment of a portion of the compensation of key employees of the Company who are designated to participate in the Plan. As of its effective date, which is July 1, 2001, the Plan will serve as the vehicle (a) for making deferrals under deferral plans or arrangements for key employees of the Company then or thereafter in effect and (b) for continuing deferral of amounts theretofore deferred under any deferral plans or arrangements in effect on or before said date.

1.2   Definitions

      a. "Beneficiary" means any person or entity, or any combination thereof, designated by a Participant in a form acceptable to the Committee, to receive benefits under the Plan in the event of the Participant's death or, in the absence of any such designation, his or her estate.

      b.   "Board" means the Board of Directors of the Company.

      c. "Change in Control" means the occurrence of any of the following events:

        i. the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Aeroflex when such acquisition causes such Person to own 20 percent or more of the combined voting power of the then outstanding voting securities of Aeroflex entitled to vote generally in the election of directors (the "Outstanding Aeroflex Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from Aeroflex, (B) any acquisition by Aeroflex, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Aeroflex or any corporation controlled by Aeroflex or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Oustanding Aeroflex Voting Securities reaches or exceeds 20 percent as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Aeroflex, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20 percent or more of the Oustanding Aeroflex Voting Securities; or

       ii. individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the

           Effective Date whose election, or nomination for election by Aeroflex's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      iii. consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Aeroflex or the acquisition of assets of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Aeroflex Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Aeroflex or all or substantially all of Aeroflex's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Aeroflex Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of Aeroflex or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors or the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

       iv. approval by the stockholders of Aeroflex of a complete liquidation or dissolution of the Company.


      d. "Code" means the Internal Revenue Code of 1986, as in effect at any applicable time.

      e. "Committee" means the Committee referred to in Section 1.3 of the Plan.

      f. "Common Stock" means shares of the Common Stock, par value $.10 per share, of the Company.

      g. "Company" means Aeroflex Incorporated, a corporation organized under the laws of the State of Delaware or any successor corporation.

      h. "Compensation" means, for any applicable Year, salary and bonus earned by a Participant for such Year for services rendered to the Company.

      i. "Deferral Election Form" means the form provided by the Company pursuant to which a Participant elects deferral of a portion of his or her Compensation for any Year.

      j. "Deferred Compensation Account" means the account established in the name of a Participant, as provided in Section 2.2 below.

      k. "Early Distribution" means withdrawal by a Participant of amounts from his or her Deferred Compensation Account before he or she would otherwise be entitled to such amounts, as provided in Section 3.8 below.

      l. "Earnings" means the amount credited to a Participant's Deferred Compensation Account, as provided in Section 2.3 below.

      m. "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at any applicable time.

      n. "Fair Market Value" means the closing market price of the Common Stock on the Nasdaq Stock Market on the trading day prior to any date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the Nasdaq Stock Market on such date, Fair Market Value shall be determined by the Committee.

      o. "Hardship" means a severe financial stringency to a Participant resulting from a sudden and unexpected illness or accident of the Participant or his or her dependent (as defined in Code Section 154(a)), loss of his or her property due to casualty, or other similar or extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant.

      p. "Investment Designation" means the designation made by a Participant, pursuant to a Deferral Election Form, for the actual or putative investment of the Compensation that he or she has elected to defer under the Plan.

      q. "Participant" means any key employee of the Company who is designated by the Committee to participate in the Plan.

      r. "Retirement" means termination of a Participant's employment with the Company other than by reason of death or Total Disability.

      s. "Total Disability" means bodily injury or sickness that wholly and continuously disables a Participant. The Committee shall make any determination of Total Disability, which shall be final, based on the finding of an independent physician selected by the Board.

      t. "Trust" means the Aeroflex Incorporated Key Employee Deferred Compensation Plan Trust.

      u.   "Trustee" means the Trustee of the Trust.

      v. "Year" means the fiscal year of the Company, which is the 12-month period beginning on July 1 of any year and ending on June 30 of the next subsequent year.






1.3     Administration of the Plan

        The Plan shall be administered by the Committee, which shall be appointed by the Board and consist of two or more members of the Board. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

        Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it may from time to time deem advisable, and to interpret the terms and provisions of the Plan.

        The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4     Participation

        For any Year, the Committee shall designate those key employees of the Company who may elect to defer a portion of their Compensation for such Year.

1.5     Non-Alienation of Benefits

        Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.6     Withholding or Deduction for Taxes

        If at any time the Company is required, under applicable laws and regulations, to withhold, or make any deduction for, any taxes, or take any other action in connection with payment of benefits from a Participant's Deferred Compensation Account, the Participant, or his or her Beneficiary as applicable, shall pay to the Company the amount of any taxes required to be withheld. Alternatively, when shares of Common Stock are being distributed from a Participant's Deferred Compensation Account, the Company at its option may accept a sufficient number of shares of Common Stock to cover the amount of any taxes required to be withheld.

1.7     Administrative Expenses

        The entire expense of administering the Plan shall be borne by the Company.

1.8     General Conditions

        a. The Board may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that no change may be made that would alter or impair any right theretofore granted to any Participant without such Participant's approval.

        b. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company to terminate a Participant's employment at any time.

        c. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

        d. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, or (ii) by any other member or by any officer, agent or employee.

Section 2. Deferral of Compensation

2.1     Deferral Election Form

        As a condition of participation in the Plan, each Year a Participant shall execute and file with the Company one or more Deferral Election Forms, designating the portion of his or her Compensation for such Year, and any other amounts or entitlements that will vest in such Year, the payment of which is to be deferred hereunder. Any such Deferral Election Form shall be filed in advance of
        (a) the Participant's entitlement to the element of Compensation to which it relates or (b) the amount of such Compensation becoming definitely determinable.

        a. Salary. A Participant may not defer more of his or her salary to be earned for any Year than the percentage specified by the Company and in effect at the time of execution and filing of the applicable Deferral Election Form.

        b. Bonus. A Participant may defer up to 100 percent of his or her bonus to be earned for any Year, pursuant to execution and timely filing of the applicable Deferral Election Form.

        c. Deferral Increments. Deferrals of salary or bonus shall be in increments of 1 percent, but may be stated as the dollar amount to which a specified percentage translates; provided, however, that a Participant may elect to receive currently a specified dollar amount of his or her bonus and defer the balance.

        d. Deferral of Other Amounts or Items. Pursuant to a Deferral Election Form executed by a Participant and filed with the Company, a Participant may defer any other amount or item that the Company authorizes to be deferred (as, for example, the gain on exercise of nonstatutory stock options and settlement of rights to restricted shares of Common Stock).

        e. Annual Deferral Election Required. A Deferral Election Form executed by a Participant and filed with the Company for any Year shall apply only to the elements of Compensation or other amounts or items added to his or her Deferred

             Compensation Account for such Year, and the Company shall require execution and filing of a Deferral Election Form for new deferrals for each subsequent Year. Once filed with the Company for any Year, a Participant's Deferral Election Form shall be irrevocable for such Year.

        f. New Participants During Any Year. If an individual becomes a Participant other than at the beginning of a Year, he or she shall execute and file with the Company one or more Deferral Election Forms with respect to elements of Compensation not yet earned for such Year, or not yet determinable, that are to be deferred and other amounts or items, if any, that will vest in such Year and are to be deferred.

2.2     Deferred Compensation Account

        a. Bookkeeping Account. Any Compensation or other amounts or items deferred by a Participant shall be credited to a deferred compensation bookkeeping account in the Participant's name (the "Deferred Compensation Account"), and such Account shall be maintained by the Company or by an organization appointed by the Company. The Company or its appointee shall update the Participant's Deferred Compensation Account on a quarterly basis.

        b. Earnings. Earnings on amounts in a Participant's Deferred Compensation Account shall be credited to the Account in accordance with the Participant's Investment Designation as approved by the Committee. The available choices for Investment Designation, to be made in increments of not less than 10 percent of any deferral, shall be:

             i.   Common Stock, at Fair Market Value, and

             ii. One or more of the following funds run by a qualified investment manager:

                  1.  A broad-based common stock fund,

                  2.  A fixed-income fund,

                  3.  A short-term securities fund,

                  4. An interest-based fund, with interest credited at an annual rate equal to a designated federal long-term rate, and

                  5.  A diversified investment fund.

             Earnings credited to a Participant's Deferred Compensation Account shall be equal to the amount that is, or would have been, earned if the Account is, or had been, invested in accordance with his or her Investment Designation, as it may be amended from time to time. In the event of any losses based on an Investment Designation, the Account shall be reduced accordingly, and the Company shall have no obligation or responsibility with respect to any such losses.

        c. Change in Investment Designation. By filing of notice with the Company on a form provided by it, a Participant may change the Investment Designation with respect to his or her Deferred Compensation Account balance once during any Year, to take effect on the first day of the next succeeding calendar quarter.

2.3     Trust Fund


        a. Funding. The Company has created a Trust with the Trustee, which it intends to fund from time to time.

        b. No Rights in Specific Assets. Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company for the uses and purposes of Participants and Beneficiaries, neither Participants nor Beneficiaries shall have any preferred claim to, or any beneficial interest in, any assets of the Trust prior to the time such assets are paid to them as benefits. All rights to receive benefits under this Plan and the Trust shall be unsecured contractual rights of Participants and Beneficiaries against the Company and shall be no greater than the rights of any unsecured creditor of the Company.

        c.   Change in Control. In the event of (i) a Change in Control or,
             (ii) if earlier, upon the failure of management, as the result of a proxy contest, to elect any of its candidates for membership on the Board at a meeting of shareholders of the Company, the Company shall make contributions to the Trust in an amount sufficient to enable the Trust to pay all benefits earned or accrued as of the date of such Change in Control and all benefits reasonably expected to be earned or accrued thereafter, as calculated by the Company based on reasonable assumptions.

Section 3. Payment of Benefits

3.1     Benefit Commencement Date

        a. Participant Election. A Participant shall designate the benefit commencement date, for payment of the portion of his or her Deferred Compensation Account attributable to any Year's deferral, on the Deferral Election From executed and filed with the Company with respect to such deferral. If a Participant fails to designate a benefit commencement date, he or she will be deemed to have elected the first day of the calendar quarter following the date of his or her Retirement.

        b. Revision of Date. A Participant may extend the benefit commencement date for payment of the portion of his or her Deferred Compensation Account attributable to any Year's deferral, provided such change occurs at least one year before the scheduled benefit commencement date.

3.2     Retirement
        If a Participant's employment with the Company terminates by reason of Retirement, he or she shall receive benefit payments in the form specified in his or her Deferral Election Forms as applicable.

        If the Participant failed thus to specify any form of benefit payments, he or she may request payment of any amounts payable in cash (a) in a lump sum or (b) in substantially equal quarterly installments over five or ten years, subject in either case to Committee approval. If payment in installments is elected, each installment shall be an amount equal to the quotient determined by dividing (i) the remaining balance of the Participant's Deferred Compensation Account at the time of payment by (ii) the number of remaining installments (including the current installment).

        Notwithstanding the foregoing, to the extent that payment is to be made in shares of Common Stock, such shares shall be distributed in kind to the Participant or his or her Beneficiary, as the case may be, in accordance with the terms of the applicable Deferral Election Form.

3.3     Death

        If a Participant dies while employed by the Company or while receiving benefit payments, the amount remaining in his or her Deferred Compensation Account, apart from any shares of Common stock, shall be paid to his or her Beneficiary in a cash lump sum during the calendar quarter next following the Company's receipt of notice of the Participant's death, valued as of the last business day of the calendar quarter in which such notice is received.

3.4     Total Disability

        If a Participant's employment with the Company terminates by reason of Total Disability, his or her previously designated benefit commencement date shall remain in effect, unless the Parcipant elects to treat such termination as Retirement, in which case his or her benefit commencement date shall be the first day of the calendar quarter following the date of termination, as provided in Section 3.1 above.

3.5     Other Termination of Employment

        If a Participant's employment with the Company terminates other than by reason of Retirement, death or Total Disability, his or her benefit commencement date shall be the first day of the calendar quarter next following such termination of employment.

3.6     Change in Control

        Notwithstanding the provisions of Section 3.1, in the event of a Change in Control or, if earlier, management's loss of a proxy contest, as described in
Section 2.3.c., each Participant's benefit commencement date shall be the date of occurrence of either such event.

3.7     Hardship

        While employed by the Company, a Participant may request a Hardship distribution on a form provided by and filed with the Company. The Committee shall make a determination that the requested distribution is due to Hardship. The amount determined by the Committee as a Hardship distribution shall be paid to the Participant as soon as practicable thereafter. A Participant receiving a Hardship distribution will be ineligible to participate in the Plan for the balance of the Year of such distribution.

3.8     Early Distribution

        A Participant may elect an Early Distribution from his or her Deferred Compensation Account, of an amount up to 50 percent of the Account balance, by filing an election form with the Committee. Any such election shall be subject to the approval of the Committee, and the Committee's determination whether or not to allow such election shall be final.

        To the extent that the Committee allows any such election, the amount of the Participant's Deferred Compensation Account balance to which the approved Early Distribution percentage translates shall be determined as of the end of the calendar quarter coincident with or next following the Committee's approval, and such amount shall be paid to the Participant in a lump sum as soon as practicable thereafter; provided, however, that, any such Early Distribution shall be made pro rata from the Participant's Account and, to the extent that shares of Common Stock are part thereof, the cash payment shall be adjusted to reflect the value, as of the same determination date, of the shares distributed.

        When an Early Distribution is made, the Participant shall forfeit 10 percent of (a) such Early Distribution or (b) the remaining balance of his or her Deferred Compensation Account, whichever is less, and the Company shall have no obligation to the Participant or his or her Beneficiary, as the case may be, with respect to such forfeited amount.

        A Participant who receives an Early Distribution while employed by the Company will be ineligible to participate in the Plan for the balance of the Year in which such Early Distribution is made.

3.9     Certain Withdrawals with Committee Approval

        Subject to approval of the Committee, in its sole and complete discretion, a Participant may withdraw from his or her Deferred Compensation Account any amount (or portion thereof) deferred for any Year (plus the earnings thereon) that need not have been deferred to preserve the deductibility of Compensation paid to the Participant for such Year under Section 162(m) of the Code.

Section 4. Miscellaneous

4.1     Claims Procedure

        Subject to and in compliance with the applicable regulations promulgated under ERISA, (i) any decision by the Company denying a claim for benefits under this Plan by a Participant or any other claimant shall be stated in writing by the Company and delivered or mailed to the claimant; (ii) each such notice shall set forth the specific reasons for the denial, written to the best of the Company's ability in a manner that may be understood without legal or actuarial counsel; and (iii) the Company shall afford a reasonable opportunity to the claimant whose claim for benefits has been denied for a review of the decision denying such claim.

4.2     Nonassignability of Benefits

        No Participant or Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor of a Participant or any Beneficiary, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of any Participant or Beneficiary. Any such attempted assignment or transfer shall be void and shall terminate the Participant's participation in the Plan, and the Employer shall thereupon have no further liability hereunder with respect to such Participant and his or her Beneficiary.

4.3     Impact on Other Benefits

        Except as otherwise required by the Code or any other applicable law, this Plan and the benefits provided herein are in addition to all other benefits that may be provided by the Company to the Participants from time to time, and shall not reduce or replace, in any manner, any of such other benefits.

4.4     Notices

        Any notice, consent or demand required or permitted to be given under the provisions of this Plan by the Company or any Participant or Beneficiary shall be in writing, and shall be signed by the person or entity giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the principal office of the Company, or if to a Participant or Beneficiary to such individual or entity's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand.